DEBT CONVERSION AGREEMENT

This **Debt Conversion Agreement** (this "Agreement") is entered into in Hong Kong as of the 20th day of June, 2011 by and among **Kopere Limited**, a Hong Kong company numbered 1415496 and formerly known as FTG Media (HK) Limited (the "Holder"), and **Surna Inc.**, a Nevada corporation (the "Company"). In this Agreement, the Holder and the Company are referred to collectively as the "Parties", and each of them is referred to as a "Party".

RECITALS

1. WHEREAS on 20 April, 2011 the Parties entered into an Asset Purchase Agreement relating to the purchase by the Company from Holder of certain computer equipment located in Guangzhou, Guangdong, PRC (the "APA") and of which the Company has already taken possession; and

2. WHEREAS under the APA the Company was required to settle payment in the amount of United States Dollars Forty-thousand (USD 40,000); and

3. WHEREAS this amount is still outstanding and remains due to Holder, and the Company has requested that payment be made by the issuance of shares of Common Stock of the Company in lieu of cash settlement; and

4. WHEREAS Holder has agreed to accept shares of Common Stock as settlement of this payment;

NOW THEREFORE, the Holder and the Company through mutual negotiations hereby enter into this Agreement based upon the following terms:

1. Acknowledgment

The Parties acknowledge the truth and accuracy of the recitals set forth above.

2. Debt Conversion

2.1. Holder hereby agrees, subject to the conditions set forth herein, to convert the payment due to it under the APA of 20 April, 2011 into shares of the Company's Common Stock ("Conversion Shares") at a conversion price of $0.20 per share (the "Debt Conversion"), for a total of 200,000 Conversion Shares. The entire amount of the Conversion Shares shall be allocated in a manner as mutually agreed to by the parties and the Debt Conversion shall be classified as mutually agreed to by the parties.

2.2 The Company shall take such other action as may be necessary to effectuate the Debt Conversion, including, but not limited to, providing notices to, and responding to queries from, all applicable regulatory authorities and obtaining all necessary third party consents.

3. Warranties

3.1. The Company hereby represents and warrants as follows:

3.1.1 As of the date hereof, the Company has sufficient duly authorized capital to be able to issue the Common Stock; and all of the issued and outstanding shares of the Company's Common Stock are upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. The Conversion

Shares to be issued and delivered upon conversion of the Notes have been duly authorized and when issued upon such conversion, will be validly issued, fully-paid and non-assessable.

3.1.2 The Company has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by the Company to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms and does not conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under any instrument, contract or other agreement to which the Company is a party.

3.1.3 No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

3.1.4 Since inception and except as disclosed in the SEC Filings, the Company has conducted its business in compliance in all material respects with all applicable laws, rules, regulations, court or administrative orders and processes and rules, directives and orders of regulatory and self-regulatory agencies and bodies, except as would not reasonably be expected, singly or in the aggregate, to be materially adverse to the business, assets or financial condition of the Company.

3.2 The Holder hereby represents and warrants as follows:

3.2.1 It has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by such Holder to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken; and this Agreement constitutes a legal, valid and binding obligation of such Holder enforceable in accordance with its terms.

3.2.2 It has reviewed the filings of the Company.

3.2.3 It has been given an opportunity to ask questions and receive answers from the officers and directors of the Company and to obtain additional information from the Company.

3.2.4 Its Directors have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company's securities and has obtained, in its judgment, sufficient information about the Company to evaluate the merits and risks of an investment in the Company.

3.2.5 It is relying solely on the representations and warranties hereof and in certificates delivered hereunder in making their decision to enter into this Agreement and consummate the transactions contemplated hereby and no oral representations or warranties of any kind have been made by the Company or its officers, directors, employees or agents to it.

4. **Conditions**

4.1. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

4.1.1 The representations and warranties of Holder hereof shall be true and correct on and as of the Closing date

4.2 The obligations of Holder to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

4.2.1 The representations and warranties of the Company hereof shall be true and correct on and as of the Closing date.

4.2.2 All proceedings, corporate or otherwise, to be taken by the Company in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by the Company shall have been obtained in form and substance reasonably satisfactory to Holder.

5. **Termination**

This Agreement may be terminated no later than the Closing:

5.1 At the option of any party in the event that the Debt Conversion has not occurred and such delay was not as a result of any breach of this Agreement by the terminating party;

5.2 By Holder if the Company's Board of Directors failed to recommend or withdrew or modified in a manner adverse to the Holders its approval or recommendation of the Debt Conversion;

5.3 At the option of any party if any other party has materially breached a term of this Agreement and has not cured such breach within 30 days; or

5.4 At the option of any party if any competent regulatory authority shall have issued an order making illegal or otherwise restricting, preventing, prohibiting or refusing to approve the transactions contemplated hereby, and such order shall have become final and non-appealable.

6. **Further Actions**

From the date of execution of this Agreement, Company and Holder shall cooperate and shall deliver such documents and take such actions as may reasonably be necessary or desirable in effectuating the provisions of this Agreement.

7. **Force Majeure**

Any delay or failure to perform an obligation under this Agreement by either Party shall not constitute a breach of this Agreement if, and to the extent that, it is caused by an event of Force Majeure, provided that such event is not caused by the negligence of that Party. For purposes of this Agreement "Force Majeure" shall mean any external cause beyond a Party's reasonable control affecting its performance of its obligations hereunder, including but not limited to: acts of God, civil disorder, military operations, acts of terrorism, and acts or omissions by persons beyond the reasonable control of the that Party.

8. Miscellaneous

8.1 Time is of the essence for this Agreement

8.2 This Agreement supersedes and merges all prior agreements and understandings, whether written or oral, and embodies the Parties' complete and entire agreement with respect to the subject matter of this Agreement.

8.3. If any provision or part thereof of this Agreement is held unenforceable, illegal or invalid, then that provision or part shall be deemed deleted and the balance of this Agreement shall remain in force; and the Parties agree to use their best endeavours to replace any such provision to the fullest extent possible.

8.4. The failure of either Party to enforce compliance with any term of this Agreement, or the waiver of any right under it, does not constitute a general waiver or variation of such term or any other terms of this Agreement.

8.5. This Agreement is binding upon and inures to the benefit of the parties to this Agreement and their respective permitted successors and assignees.

8.6. All headings and titles contained in this Agreement are used solely to organize the contents of this Agreement and will not be used to effect the interpretation of the contents of this document.

8.7. This Agreement may be executed multiple counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute the same instrument.

9. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada in all respects, including matters of construction, enforcement and performance.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF each Party hereto has caused this Agreement duly executed by itself or a duly authorized representative on its behalf as of the date first written above.

For the Holder:
Kopere Limited

Signature
Cherry Ping-Wai LIM
Director

For the Company:
Surna Inc.

Signature
Richard Clarke
President